Exhibit 99.1

Investor Relations Contacts:	Media Contacts:
Antonella Franzen	Ira Gottlieb
+1-609-720-4665	+1-609-610-1999
Afranzen@tyco.com	igottlieb@tycoint.com

Joe Longo	Brett Ludwig
+1-609-720-4545	+1-609-216-3255
jlongo@tyco.com	bludwig@tyco.com

FOR IMMEDIATE RELEASE:

TYCO REPORTS FOURTH QUARTER 2012 EARNINGS
FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.33 PER SHARE AND GAAP LOSS OF $1.36 PER SHARE

(Income and EPS amounts are attributable to Tyco common shareholders)

($ millions, except per-share amounts)

	Q4 2012	Q4 2011*	% Change	FY 12	FY 11*	% Change
Revenue	$2,728	$2,799	(2.5)%	$10,403	$10,557	(1)%
Segment Operating Income	$320	$340	(6)%	$1,183	$1,125	5%
Operating Income	$153	$221		$685	$982
Income from Continuing Operations	$(629)	$174		$(332)	$617
Diluted EPS from Continuing Operations	$(1.36)	$0.37		$(0.72)	$1.29
Special Items	$(1.69)	$(0.06)		$(2.07)	$0.12
Segment Operating Income Before Special Items	$358	$353	1%	$1,324	$1,223	8%
Income from Continuing Ops Before Special Items	$156	$203	(23)%	$635	$562	13%
Diluted EPS from Continuing Ops Before Special Items	$0.33	$0.43	(23)%	$1.35	$1.17	15%

*Due to the timing of our fiscal year-end, the fourth quarter and full year fiscal 2011 includes the impact of an additional week of revenue and related operating results.

SCHAFFHAUSEN, Switzerland — November 14, 2012 — Tyco (NYSE: TYC) today reported GAAP diluted loss per share from continuing operations for the fiscal fourth quarter of 2012 of $1.36 and diluted earnings per share (EPS) from continuing operations before special items of $0.33. Revenue in the quarter decreased 2.5% versus the prior year to $2.7 billion. This included a 3% decline due to foreign currency, a 4% decline related to the impact of the benefit of the 53rd week in 2011, and a 4% benefit from acquisitions. Organic revenue grew 1% in the quarter with 9% growth in products, 2% growth in service and a 4% decline in installation revenue.

For the full year, the company reported GAAP diluted loss per share from continuing operations of $0.72 and diluted earnings per share from continuing operations before special items of $1.35. Revenue of $10.4 billion increased 2%, excluding the Electrical and Metals Products business which has been reported as an equity investment following the sale of a majority interest in that business completed on December 22, 2010. Organic revenue growth for the year was 2% with 10% growth in products, 3% growth in service and a 2% decline in installation.

The company previously disclosed on September 17, 2012 that it expected to record additional reserves in the range of $40 to $60 million in the fourth quarter of fiscal 2012 due to the aging of receivables relating to certain security contracts in China that it had determined may not be collectible. Following an investigation to determine the cause of the aging receivables, the company has determined that revenue relating to these contracts in China was improperly recorded. As a result, rather than recording the full impact in the fiscal fourth quarter of 2012, the company has adjusted prior years to eliminate revenue and operating income related to these contracts in its Rest of World Systems Installation and Services segment. The cumulative effect of adjustments related to China is to decrease revenue by $164 million and decrease operating income by $51 million. The company does not expect to record any further adjustments related to this matter.

The table below provides the revenue and operating income decrease for all years impacted.

	Fiscal 2012		Fiscal 2011		Fiscal 2008
($millions)	Q4	Full Year	Q4	Full Year	through 2010
Revenue	$—	$(31)	$(16)	$(49)	$(84)
Operating Income	$(9)	$(19)	$(3)	$(14)	$(18)

Income from continuing operations in the fourth quarter was negatively impacted by special items totaling $785 million after tax or $1.69 per share. Income for the full year was negatively impacted by special items totaling $967 million after tax or $2.07 per share.

Special Items	Q4	FY
Loss on Extinguishment of Debt	$0.98	$0.98
Tax Related Items	$0.54	$0.61
Separation Costs	$0.12	$0.14
Revaluation of Asbestos Liabilities	$—	$0.15
Net Restructuring and Impairment Costs	$0.05	$0.15
Other Items	$—	$0.04
Total Special Items per Share	$1.69	$2.07

Tyco Chief Executive Officer George Oliver said, “I am very excited about the new Tyco.  As the world’s largest pure play Fire & Security company, we have the opportunity to leverage our global scale and broad portfolio of products and services to deliver substantial shareholder value.  Our market-leading position and breadth and depth of industry experience differentiates us from our competitors and it is these strengths that make us a leader in the $100 billion global fire and security industry.”

“Our full year and fourth quarter results highlight our ability to continue to deliver margin expansion. Our performance this year along with a strong balance sheet and continued investments in the businesses position us well to achieve a 15% to 16% segment operating margin before special items in 2015,” Oliver added.

Organic revenue, free cash flow, operating income, operating margin, and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables. Additional schedules as well as fourth quarter review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

In connection with the spin-off of ADT and Flow Control, Tyco has realigned its businesses into the following segments: North America Systems Installation & Services, Rest of World Systems Installation & Services, and Global Products.

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated. All dollar amounts are pre-tax and stated in millions. All comparisons are to the fiscal fourth quarter or full year of 2011 unless otherwise indicated.

North America Systems Installation & Services

	Q4 2012	Q4 2011	% Change	FY 12	FY 11	% Change
Revenue	$1,042	$1,095	(5)%	$3,962	$4,022	(1)%
Operating Income	$109	$128	(15)%	$374	$425	(12)%
Operating Margin	10.5%	11.7%		9.4%	10.6%
Special Items	$(19)	$1		$(77)	$(7)
Operating Income Before Special Items	$128	$127	1%	$451	$432	4%
Operating Margin Before Special Items	12.3%	11.6%		11.4%	10.7%

Revenue of $1.0 billion decreased 5% in the quarter primarily driven by the benefit of an additional week of revenue in the prior year.  Service revenue was in-line with the prior year, while installation revenue declined 2% organically for a net organic revenue decline of 1%. Backlog of $2.5 billion increased 5% year-over-year and, due to normal seasonality, declined 1% on a quarter sequential basis, excluding the impact of foreign currency.

Operating income for the quarter was $109 million and the operating margin was 10.5%. Special items of $19 million consisted primarily of restructuring charges. Operating income before special items was $128 million and the operating margin was 12.3%. The 70 basis point improvement in operating margin before special items was driven by a higher mix of service revenue and continued productivity benefits, partially offset by increased investments in sales and marketing, and the benefit of the 53rd week in the prior year.

Revenue for the full year was $4.0 billion decreasing 1% year-over-year on a reported basis due to the benefit of the 53rd week in the prior year. Operating income was $374 million and included $77 million of special items. Operating income before special items was $451 million and the operating margin increased 70 basis points to 11.4%.

Rest of World Systems Installation & Services

	Q4 2012	Q4 2011	% Change	FY 12	FY 11	% Change
Revenue	$1,128	$1,219	(7)%	$4,341	$4,434	(2)%
Operating Income	$123	$141	(13)%	$456	$405	13%
Operating Margin	10.9%	11.6%		10.5%	9.1%
Special Items	$(12)	$(13)		$(49)	$(97)
Operating Income Before Special Items	$135	$154	(12)%	$505	$502	1%
Operating Margin Before Special Items	12.0%	12.6%		11.6%	11.3%

Revenue of $1.1 billion decreased 7% in the quarter including a 6% decline due to foreign currency. Organic revenue declined 1% with 4% growth in service and a 7% decline in installation. Backlog of $2.4 billion increased 8% year-over-year and, due to normal seasonality, declined 3% on a quarter sequential basis, excluding the impact of foreign currency.

Operating income for the quarter was $123 million and the operating margin was 10.9%. Operating income before special items was $135 million and the operating margin was 12.0%. The benefit of higher margin service revenue was more than offset by a 70 basis point decline due to adjustments recorded for China and a 40 basis point decline related to the benefit of the 53rd week in the prior year, for a year-over-year operating margin before special items decline of 60 basis points.

Revenue for the full year was $4.3 billion decreasing 2% year-over-year with organic revenue growth of 2%. Operating income was $456 million and included $49 million of special items. Operating income before special items was $505 million and the operating margin increased 30 basis points to 11.6%.

Global Products

	Q4 2012	Q4 2011	% Change	FY 12	FY 11	% Change
Revenue	$558	$485	15%	$2,100	$1,754	20%
Operating Income	$88	$71	24%	$353	$295	20%
Operating Margin	15.8%	14.6%		16.8%	16.8%
Special Items	$(7)	$(1)		$(15)	$6
Operating Income Before Special Items	$95	$72	32%	$368	$289	27%
Operating Margin Before Special Items	17.0%	14.8%		17.5%	16.5%

Revenue of $558 million increased 15% in the quarter including a 3% decline due to foreign currency. Organic revenue grew 9% with 3% growth in fire products, 24% growth in security products and 10% growth in life safety products.

Operating income for the quarter was $88 million and the operating margin was 15.8%. Special items of $7 million consisted primarily of restructuring charges. Operating income before special items was $95 million and the operating margin was 17.0%. The 220 basis point improvement in operating margin before special items was driven by increased volume as well as the benefit of productivity and restructuring actions.

Revenue for the full year was $2.1 billion, increasing 20% year-over-year with organic revenue growth of 10%. Operating income was $353 million and included $15 million of special items. Operating income before special items was $368 million and the operating margin increased 100 basis points to 17.5%.

OTHER ITEMS

•                  The company’s fiscal 2011 consisted of 53 weeks compared to 52 weeks in fiscal 2012. The additional week contributed an estimated $104 million in revenue in the fourth quarter and full year of fiscal 2011. Organic revenue growth and orders growth have been adjusted to exclude the impact of the additional week in the prior year.

•                  Corporate expense before special items was $103 million for the quarter and $331 million for the year.

•                  The tax rate before special items was 28.4% for the quarter and 17.7% for the year.

•                  The company completed the year with $844 million in cash and cash equivalents, including cash reserved for separation related payments and cash reserved for certain tax liabilities.

•                  Cash flow from operating activities for the quarter was $225 million and free cash flow was $109 million, which included a cash outflow of $56 million primarily related to separation and restructuring activities for adjusted free cash flow of $165 million.

•                  The Company successfully completed the spin-offs of ADT and Flow Control as well as the merger of Flow Control with Pentair, Inc on September 28, 2012.

ABOUT TYCO

Tyco (NYSE: TYC) is the world’s largest pure-play fire protection and security company. Tyco provides more than three million customers around the globe with the latest fire protection and security products and services. A company with $10+ billion in revenue, Tyco has more than 70,000 employees in more than 1,000 locations across 50 countries serving various end markets, including commercial, institutional, governmental, retail, industrial, energy, residential and small business. For more information, visit the new www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s fourth quarter results for 2012 and outlook for the first quarter and full year of fiscal year 2013 during a conference call and webcast today beginning at 8:00 a.m. ET. Today’s conference call for investors can be accessed in the following ways:

•                  At Tyco’s website: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 857-9797. The telephone dial-in number for participants outside the United States is (517) 308-9262, passcode “Tyco”.

•                  An audio replay of the conference call will be available at 10:00 a.m. (ET) on November 14, 2012 and ending at 11:59 p.m. (ET) on November 21, 2012.The replay dial-in number for participants in the United States is (866) 465-0332. For participants outside the United States, the replay dial-in number is (203) 369-1414, passcode 6578.

•                  A webcast replay of the conference call will be available on the “Presentations & Webcasts” section of Tyco’s website: http://investors.tyco.com.

NON-GAAP MEASURES

Organic revenue, free cash flow (outflow) (FCF), and income from continuing operations, earnings per share (EPS) from continuing operations, operating income, operating margin and corporate expense, in each case “before special items,” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, the 53rd week of operations in fiscal 2011).

The Company’s organic growth / decline calculations incorporate an estimate of prior year reported revenue associated with any acquired entities that have been fully integrated within the first year, and exclude prior year revenues associated with entities that do not meet the criteria for discontinued operations which have been divested within the past year. The rate of organic growth or decline is calculated based on the adjusted number to better reflect the rate of growth or decline of the combined business, in the case of acquisitions, or the remaining business, in the case of dispositions. The rate of organic growth or decline for acquired businesses that are not fully integrated within the first year are based on unadjusted historical revenue. Organic revenue and the rate of organic growth or decline as presented herein may not be comparable to similarly titled measures reported by other companies.

Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s businesses, such as acquisitions and divestitures. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue.

FCF is a useful measure of the company’s cash that is free from any significant existing obligation. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify.

FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

•                  net capital expenditures,

•                  dealer generated accounts and bulk accounts purchased,

•                  cash paid for purchase accounting and holdback liabilities, and

•                  voluntary pension contributions.

Capital expenditures and dealer generated and bulk accounts purchased are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions are added or subtracted because this activity is driven by economic financing decisions rather than operating activity. In addition, from time to time the company may present adjusted free cash flow, which is free cash flow, adjusted to exclude the cash impact of the special items highlighted below. This number provides information to investors regarding the cash impact of certain items management believes are useful to identify, as described below.

The limitation associated with using FCF is that it adjusts for cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF and adjusted FCF.

The company has presented its income and EPS from continuing operations, operating income and margin, and its corporate expense before special items. Special items include charges and gains related to divestitures, acquisitions, restructurings, impairments, certain changes to accounting methodologies, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes these measures to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. The Company also presents its effective tax rate as adjusted for special items for consistency. One or more of these measures may be used as components in the company’s incentive compensation plans. These measures are useful for investors because they may permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of the special items noted above on the applicable

GAAP measure. Operating income and margin before special items do not reflect any additional adjustments that are not reflected in income from continuing operations before special items. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income and margin and operating income and EPS from continuing operations. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

Tyco provides general corporate services to its segments and those costs are reported in the “Corporate and Other” segment. This segment’s operating income (loss) is presented as “Corporate Expense.” Segment Operating Income represents Tyco’s operating income excluding the Corporate and Other segment, and reflects the results of Tyco’s three operating segments.  Segment Operating Income before special items reflects GAAP operating income adjusted for the special items noted in the paragraph above.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words, such as “expect”, “intend”, “will”, “anticipate”, “believe”, “propose”, “potential”, “continue”, “opportunity”, “estimate”, “project” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, revenue, operating income and other financial projections, statements regarding the health and growth prospects of the industries and end markets in which Tyco operates, the leadership, resources, potential, priorities, and opportunities for Tyco in the future, statements regarding Tyco’s credit profile and capital allocation priorities, and statements regarding Tyco’s acquisition, divestiture, restructuring and capital market related activities. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact Tyco or the markets and industries in which it competes; unanticipated expenses such as litigation or legal settlement expenses; tax law changes; and industry specific events or conditions that may adversely impact revenue or other financial projections. Actual results could differ materially from anticipated results. Tyco is under no obligation (and expressly disclaims any obligation) to update its forward-looking statements. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2011 and in subsequent filings with the Securities and Exchange Commission.

###

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Quarters Ended		Twelve Months Ended
	September 28,	September 30,	September 28,	September 30,
	2012	2011	2012	2011
Revenue from product sales	$1,557	$1,579	$5,845	$5,990
Service revenue	1,171	1,220	4,558	4,567
Net revenue	$2,728	$2,799	$10,403	$10,557
Cost of product sales	876	904	3,298	3,542
Cost of services	852	886	3,328	3,348
Selling, general and administrative expenses	749	773	2,903	2,834
Separation	61	—	71	—
Restructuring, asset impairment and divestiture charges (gains), net	37	15	118	(149)
Operating income	153	221	685	982
Interest income	5	7	19	27
Interest expense	(33)	(59)	(209)	(240)
Other (expense) income, net	(453)	5	(454)	(5)
(Loss) income from continuing operations before income taxes	(328)	174	41	764
Income tax (expense) benefit	(294)	13	(348)	(134)
Equity (loss) income in earnings of unconsolidated subsidiaries	(7)	(12)	(26)	(12)
(Loss) income from continuing operations	(629)	175	(333)	618
Income from discontinued operations, net of income taxes	210	223	804	1,102
Net (loss) income	(419)	398	471	1,720
Less: noncontrolling interest in subsidiaries net income	—	1	(1)	1
Net (loss) income attributable to Tyco common shareholders	$(419)	$397	$472	$1,719

Amounts attributable to Tyco common shareholders:
(Loss) income from continuing operations	$(629)	$174	$(332)	$617
Income from discontinued operations	210	223	804	1,102
Net (loss) income attributable to Tyco common shareholders	$(419)	$397	$472	$1,719

Basic earnings per share attributable to Tyco common shareholders:
(Loss) income from continuing operations	$(1.36)	$0.37	$(0.72)	$1.30
Income from discontinued operations	0.45	0.48	1.74	2.33
Net (loss) income attributable to Tyco common shareholders	$(0.91)	$0.85	$1.02	$3.63
Diluted earnings per share attributable to Tyco common shareholders:
(Loss) income from continuing operations	$(1.36)	$0.37	$(0.72)	$1.29
Income from discontinued operations	0.45	0.47	1.74	2.30
Net (loss) income attributable to Tyco common shareholders	$(0.91)	$0.84	$1.02	$3.59

Weighted-average number of shares outstanding:
Basic	462	466	463	474
Diluted	462	471	463	479

NOTE:          These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2012.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarters Ended				Twelve Months Ended
	September 28,		September 30,		September 28,		September 30,
	2012		2011		2012		2011
NET REVENUE
NA Installation & Services	$1,042		$1,095		$3,962		$4,022
ROW Installation & Services	1,128		1,219		4,341		4,434
Global Products	558		485		2,100		1,754
Corporate and Other	—		—		—		347
Total Net Revenue	$2,728		$2,799		$10,403		$10,557

OPERATING INCOME AND MARGIN
NA Installation & Services	$109	10.5%	$128	11.7%	$374	9.4%	$425	10.6%
ROW Installation & Services	123	10.9%	141	11.6%	456	10.5%	405	9.1%
Global Products	88	15.8%	71	14.6%	353	16.8%	295	16.8%
Corporate and Other	(167)	N/M	(119)	N/M	(498)	N/M	(143)	N/M
Operating Income and Margin	$153	5.6%	$221	7.9%	$685	6.6%	$982	9.3%

TYCO INTERNATIONAL LTD.

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	September 28,	September 30,
	2012	2011
Assets
Cash and cash equivalents	$844	$1,229
Accounts receivable, net	1,711	1,547
Inventories	634	539
Prepaid expenses and other current assets	850	666
Deferred income taxes	295	301
Assets of discontinued operations	—	13,960
Total current assets	4,334	18,242

Property, plant and equipment, net	1,670	1,609
Goodwill	4,377	4,238
Intangible assets, net	780	745
Other assets	1,204	1,868
Total Assets	$12,365	$26,702

Liabilities and Equity
Loans payable and current maturities of long-term debt	$10	$1
Accounts payable	897	782
Accrued and other current liabilities	1,788	1,794
Deferred revenue	402	377
Liabilities of discontinued operations	—	2,702
Total current liabilities	3,097	5,656

Long-term debt	1,481	4,105
Deferred revenue	424	443
Other liabilities	2,341	2,251
Total Liabilities	7,343	12,455

Redeemable noncontrolling interest	12	—
Redeemable noncontrolling interest of discontinued operations	—	93

Total Tyco shareholders’ equity	4,994	14,149
Nonredeemable noncontrolling interest	16	5
Total Equity	5,010	14,154
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$12,365	$26,702

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and Form 10-Q for the quarterly period ended June 29, 2012.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	For the Quarters Ended		For the Years Ended
	September 28,	September 30,	September 28,	September 30,
	2012	2011	2012	2011
Cash Flows From Operating Activities:
Net (loss) income attributable to Tyco common shareholders	$(419)	$397	$472	$1,719
Noncontrolling interest in subsidiaries net income	—	1	(1)	1
Income from discontinued operations, net of income taxes	(210)	(223)	(804)	(1,102)
(Loss) income from continuing operations	(629)	175	(333)	618
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	105	112	418	421
Non-cash compensation expense	48	20	113	89
Deferred income taxes	433	(55)	373	(10)
Provision for losses on accounts receivable and inventory	17	8	55	32
Loss (gain) on divestitures	2	3	14	(224)
Loss on the retirement of debt	453	—	453	—
Other non-cash items	12	27	97	83
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(62)	64	(128)	(47)
Contracts in Process	8	(13)	(46)	(39)
Inventories	2	41	(72)	(42)
Prepaid expenses and other current assets	51	18	(86)	16
Accounts payable	36	61	59	(33)
Accrued and other liabilities	(31)	(92)	(80)	(216)
Income taxes, net	(172)	25	(172)	23
Deferred Revenue	(24)	(5)	(1)	(24)
Other	(24)	(42)	37	14
Net cash provided by operating activities	225	347	701	661
Net cash provided by discontinued operating activities	531	469	1,885	1,767
Cash Flows From Investing Activities:
Capital expenditures	(110)	(112)	(406)	(371)
Proceeds from disposal of assets	4	2	8	6
Acquisition of businesses, net of cash acquired	—	(132)	(217)	(353)
Acquisition of dealer generated customer accounts and bulk account purchases	(10)	(8)	(28)	(33)
Divestiture of businesses, net of cash divested	—	(2)	(5)	709
Other	—	(16)	66	(19)
Net cash used in investing activities	(116)	(268)	(582)	(61)
Net cash used in discontinued investing activities	(311)	(542)	(1,204)	(1,005)
Cash Flows From Financing Activities:
Proceeds from issuance of short-term debt	785	644	2,008	805
Repayment of short-term debt	(785)	(684)	(2,009)	(1,337)
Proceeds from issuance of long-term debt	19	—	19	497
Repayment of long-term debt	(3,040)	—	(3,040)	(1)
Proceeds from exercise of share options	86	12	226	124
Dividends paid	(115)	(116)	(461)	(458)
Repurchase of common shares by treasury	—	—	(500)	(1,300)
Transfer from discontinued operations	2,852	(170)	3,274	726
Other	(3)	(3)	(25)	6
Net cash used in financing activities	(201)	(317)	(508)	(938)
Net cash provided by (used in) discontinued financing activities	174	105	(251)	(793)
Effect of currency translation on cash	14	(22)	4	(4)
Effect of currency translation on cash related to discontinued operations.	5	(11)	4	(2)
Net increase (decrease) in cash and cash equivalents	321	(239)	49	(375)
Net (increase) decrease in cash and cash equivalents related to discontinued operations	(399)	(21)	(434)	33
Decrease in cash and cash equivalents from deconsolidation of variable interest entity	—	—	—	(10)
Cash and cash equivalents at beginning of period	922	1,489	1,229	1,581
Cash and cash equivalents at end of period	$844	$1,229	$844	$1,229

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$225	$347	$701	$661
Capital expenditures, net	(106)	(110)	(398)	(365)
Acquisition of dealer generated customer accounts and bulk account purchases	(10)	(8)	(28)	(33)
Purchase accounting and holdback liabilities	—	(11)	(2)	(10)
Voluntary pension contributions	—	—	—	12
Free Cash Flow	$109	$218	$273	$265

Reconciliation to “Adjusted Free Cash Flow”:
Free Cash Flow	$109	$218	$273	$265
Cash restructuring costs	24	22	89	90
Cash acquisition/integration costs	1	—	3	—
Cash (receipt) payment from Covidien/TE Connectivity	6	126	19	126
Legal legacy settlements	—	—	—	(1)
Separation costs	17	—	18	—
Separation costs-capital expenditures	8	—	12	—
Adjusted Free Cash Flow	$165	$366	$414	$480

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Organic Growth Reconciliation - Revenue

(in millions)

(Unaudited)

Quarter Ended September 28, 2012
Net Revenue for the	Base Year Adjustments	Adjusted	Net Revenue for the Quarter
Quarter Ended September 30, 2011	(Divestitures) / Other (4)	2011 Base Revenue	Foreign Currency	Acquisitions	Other (3)	Organic Revenue (1)	Ended September 28, 2012

NA Installation & Services	$1,095	$—	0.0%	$1,095	$(2)	-0.2%	$1	0.1%	$(42)	-3.8%	$(10)	-0.9%	$1,042	-4.8%
ROW Installation & Services	1,219	(12)	-1.0%	1,207	(68)	-5.6%	33	2.7%	(34)	-2.8%	(10)	-0.8%	1,128	-7.5%
Global Products	485	4	0.8%	489	(13)	-2.7%	68	14.0%	(28)	-5.8%	42	8.6%	558	15.1%
Total Net Revenue	$2,799	$(8)	-0.3%	$2,791	$(83)	-3.0%	$102	3.6%	$(104)	-3.7%	$22	0.8%	$2,728	-2.5%

		Twelve Months Ended September 28, 2012
	Net Revenue for the	Base Year Adjustments		Adjusted									Net Revenue for the Twelve
	Twelve Months Ended September 30, 2011	(Divestitures) / Other (4)		2011 Base Revenue	Foreign Currency		Acquisitions		Other (3)		Organic Revenue (1)		Months Ended September 28, 2012

NA Installation & Services	$4,022	$—	0.0%	$4,022	$(10)	-0.2%	$4	0.1%	$(42)	-1.0%	$(12)	-0.3%	$3,962	-1.5%
ROW Installation & Services	4,434	(67)	-1.5%	4,367	(178)	-4.0%	105	2.4%	(34)	-0.8%	81	1.9%	4,341	-2.1%
Global Products	1,754	13	0.7%	1,767	(38)	-2.2%	221	12.6%	(28)	-1.6%	178	10.1%	2,100	19.7%
Total before Corporate and Other	$10,210	$(54)	-0.5%	$10,156	$(226)	-2.2%	$330	3.2%	$(104)	-1.0%	$247	2.4%	$10,403	1.9%

Corporate and Other (2)	347	(347)	-100.0%	—	—	0.0%	—	0.0%	—	0.0%	—	0.0%	—	-100.0%

Total Net Revenue	$10,557	$(401)	-3.8%	$10,156	$(226)	-2.1%	$330	3.1%	$(104)	-1.0%	$247	2.4%	$10,403	-1.5%

(1)         Organic revenue growth percentage based on adjusted 2011 base revenue.

(2)         Corporate and Other includes the former Electrical and Metal Products business which was divested during Q1 2011.

(3)         Amounts represent the impact of the 53rd week of revenue for each segment during fiscal 2011 at fiscal 2012 foreign exchange rates.

(4)         Amounts include the transfer of certain business from ROW Installation and Services to Global Products.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended	Year Ended	Quarter Ended	Year Ended
	Sept. 28, 2012	Sept. 28, 2012	Sept. 30, 2011	Sept. 30, 2011

Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$(1.36)	$(0.72)	$0.37	$1.29

expense / (benefit)

Restructuring, net	0.05	0.11	0.01	0.11

Restructuring charges in cost of sales and SG&A	—	—	—	0.01

Separation costs included in SG&A	—	—	—	—

(Gains) / losses on divestitures, net	—	0.03	(0.03)	(0.33)

Acquisition / integration costs	—	0.01	—	0.01

Asset impairment charges	—	0.04	—	—

Change in valuation methodology for asbestos	—	0.15	—	—

Note receivable write-off	—	—	—	0.01

Legacy legal items	—	0.07	0.06	0.04

Former management ERISA reversal	—	(0.07)	—	—

Separation costs	0.12	0.14	—	—

Tax items	0.54	0.61	0.02	0.03

Loss on extinguishment of debt	0.98	0.98	—	—

Total Before Special Items	$0.33	$1.35	$0.43	$1.17

Tyco International Ltd.

For the Quarter Ended September 28, 2012

(in millions, except per share data)

(Unaudited)

expense / (benefit)

	NA Installation	ROW Installation	Global	Segment	Corporate	Total
Segments	& Service	& Service	Products	Revenue	and Other	Revenue
Revenue (GAAP)	$1,042	$1,128	$558	$2,728		$2,728

																	(Loss) income	Diluted
																	from	EPS from
																	Continuing	Continuing
	Operating Income																Operations	Operations
							Segment				Total					Equity (loss) in earnings	Attributable	Attributable
	NA Installation		ROW Installation		Global		Operating		Corporate		Operating		Interest	Other	Income	of unconsolidated	to Tyco	to Tyco
	& Service	Margin	& Service	Margin	Products	Margin	Income	Margin	and Other	Margin	Income	Margin	(Expense), net	(Expense), net	Tax (Expense)	subsidiary	Shareholders	Shareholders
Operating Income (GAAP)	$109	10.5%	$123	10.9%	$88	15.8%	$320	11.7%	$(167)	N/M	$153	5.6%	$(28)	$(453)	$(294)	$(7)	$(629)	$(1.36)

Restructuring, net	17		8		4		29		6		35				(13)		22	0.05

Separation costs included in SG&A	2						2				2						2	—

(Gains) / losses on divestitures, net			3				3		(1)		2						2	—

Acquisition / integration costs					2		2				2				(1)		1	—

Change in valuation methodology for asbestos									3		3				(2)		1	—

Legacy legal items									(3)		(3)				1		(2)	—

Former management ERISA reversal															1		1	—

Separation costs			1		1		2		59		61				(5)		56	0.12

Tax items															249		249	0.54

Loss on extinguishment of debt														453			453	0.98

Total Before Special Items	$128	12.3%	$135	12.0%	$95	17.0%	$358	13.1%	$(103)	N/M	$255	9.3%	$(28)	—	$(64)	$(7)	$156	$0.33

																Diluted Shares Outstanding		462
																Diluted Shares Outstanding - Before Special Items		470

Tyco International Ltd.

For the Year Ended September 28, 2012

(in millions, except per share data)

(Unaudited)

expense / (benefit)

	NA Installation	ROW Installation	Global	Segment	Corporate	Total
Segments	& Service	& Service	Products	Revenue	and Other	Revenue
Revenue (GAAP)	$3,962	$4,341	$2,100	$10,403		$10,403

																		(Loss) income	Diluted
																		from	EPS from
																		Continuing	Continuing
	Operating Income																	Operations	Operations
							Segment				Total					Equity (loss) in earnings	Noncontrolling	Attributable	Attributable
	NA Installation		ROW Installation		Global		Operating		Corporate		Operating		Interest	Other	Income	of unconsolidated	Interest	to Tyco	to Tyco
	& Service	Margin	& Service	Margin	Products	Margin	Income	Margin	and Other	Margin	Income	Margin	(Expense), net	(Expense), net	Tax (Expense)	subsidiary	(Expense)	Shareholders	Shareholders
Operating Income (GAAP)	$374	9.4%	$456	10.5%	$353	16.8%	$1,183	11.4%	$(498)	N/M	$685	6.6%	$(190)	$(454)	$(348)	$(26)	$1	$(332)	$(0.72)

Restructuring, net	25		34		7		66		13		79				(26)			53	0.11

Separation costs included in SG&A	2						2		1		3				(1)			2	—

(Gains) / losses on divestitures, net			7				7		7		14				(1)			13	0.03

Acquisition / integration costs	1		4		4		9				9				(3)			6	0.01

Asset impairment charges	20		2		3		25				25				(8)			17	0.04

Change in valuation methodology for asbestos									111		111				(43)			68	0.15

Legacy legal items	29						29		17		46				(11)			35	0.07

Former management ERISA reversal									(50)		(50)				19			(31)	(0.07)

Separation costs			2		1		3		68		71				(5)			66	0.14

Tax items															285			285	0.61

Loss on extinguishment of debt														453				453	0.98

Total Before Special Items	$451	11.4%	$505	11.6%	$368	17.5%	$1,324	12.7%	$(331)	N/M	$993	9.5%	$(190)	$(1)	$(142)	$(26)	$1	$635	$1.35

																Diluted Shares Outstanding			463
																Diluted Shares Outstanding - Before Special Items			469

Tyco International Ltd.

For the Quarter Ended September 30, 2011

(in millions, except per share data)

(Unaudited)

expense / (benefit)

	NA Installation	ROW Installation	Global	Segment	Corporate	Total
Segments	& Service	& Service	Products	Revenue	and Other	Revenue
Revenue (GAAP)	$1,095	$1,219	$485	$2,799		$2,799

																		Income	Diluted
																		from	EPS from
																		Continuing	Continuing
	Operating Income																	Operations	Operations
							Segment				Total					Equity (loss) in earnings	Noncontrolling	Attributable	Attributable
	NA Installation		ROW Installation		Global		Operating		Corporate		Operating		Interest	Other	Income	of unconsolidated	Interest	to Tyco	to Tyco
	& Service	Margin	& Service	Margin	Products	Margin	Income	Margin	and Other	Margin	Income	Margin	(Expense), net	Income, net	Tax Benefit	subsidiaries	(Expense)	Shareholders	Shareholders
Operating Income (GAAP)	$128	11.7%	$141	11.6%	$71	14.6%	$340	12.1%	$(119)	N/M	$221	7.9%	$(52)	$5	$13	$(12)	$(1)	$174	$0.37

Restructuring, net	(1)		8				7		3		10				(2)			8	0.01

Restructuring charges in cost of sales and SG&A			1				1				1							1	—

(Gains) / losses on divestitures, net			3				3		2		5				(21)			(16)	(0.03)

Acquisition / integration costs			1		1		2				2				(1)			1	—

Legacy legal items									26		26							26	0.06

Tax items															9			9	0.02

Total Before Special Items	$127	11.6%	$154	12.6%	$72	14.8%	$353	12.6%	$(88)	N/M	$265	9.5%	$(52)	$5	$(2)	$(12)	$(1)	$203	$0.43

																Diluted Shares Outstanding			471
																Diluted Shares Outstanding - Before Special Items			471

Tyco International Ltd.

For the Year Ended September 30, 2011

(in millions, except per share data)

(Unaudited)

expense / (benefit)

	NA Installation	ROW Installation	Global	Segment	Corporate	Total
Segments	& Service	& Service	Products	Revenue	and Other	Revenue
Revenue (GAAP)	$4,022	$4,434	$1,754	$10,210	$347	$10,557

																		Income	Diluted
																		from	EPS from
																		Continuing	Continuing
	Operating Income																	Operations	Operations
							Segment				Total					Equity (loss) in earnings	Noncontrolling	Attributable	Attributable
	NA Installation		ROW Installation		Global		Operating		Corporate		Operating		Interest	Other	Income	of unconsolidated	Interest	to Tyco	to Tyco
	& Service	Margin	& Service	Margin	Products	Margin	Income	Margin	and Other	Margin	Income	Margin	(Expense), net	(Expense), net	Tax (Expense)	subsidiaries	(Expense)	Shareholders	Shareholders
Operating Income (GAAP)	$425	10.6%	$405	9.1%	$295	16.8%	$1,125	11.0%	$(143)	N/M	$982	9.3%	$(213)	$(5)	$(134)	$(12)	$(1)	$617	$1.29

Restructuring, net	7		61		(7)		61		14		75				(21)			54	0.11

Restructuring charges in cost of sales and SG&A			3				3				3							3	0.01

(Gains) / losses on divestitures, net			29				29		(253)		(224)				66			(158)	(0.33)

Note receivable write-off									5		5							5	0.01

Acquisition / integration costs			4		1		5				5				(2)			3	0.01

Legacy legal items									20		20							20	0.04

Tax items															18			18	0.03

Total Before Special Items	$432	10.7%	$502	11.3%	$289	16.5%	$1,223	12.0%	$(357)	N/M	$866	8.2%	$(213)	$(5)	$(73)	$(12)	$(1)	$562	$1.17

																Diluted Shares Outstanding			479
																Diluted Shares Outstanding - Before Special Items			479